Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-262403 and 333-262404) on Form S-3 and (No. 333-263466) on Form S-8 of our report dated March 8, 2023, with respect to the consolidated financial statements of Xeris Biopharma Holdings, Inc.

/s/ KPMG LLP
Chicago, Illinois
March 8, 2023